UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

NuCO2 Inc.
(Exact name of registrant as specified in its charter)

Florida	0-27378	65-0180800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 S.E. Market Place, Stuart, Florida		34997
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 221-1754

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 29, 2008, NuCO2 Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NuCO2 Acquisition Corp., a Delaware corporation (“Parent”), and NuCO2 Merger Co., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving corporation in the Merger. Under the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company (other than treasury shares, shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent and shares owned by stockholders who perfect applicable appraisal rights under Florida law) will be converted automatically into the right to receive $30.00 in cash.  Merger Sub and Parent are affiliates of Aurora Capital Group, a Los Angeles-based private equity firm (“Aurora”).

The Board of Directors of the Company (the “Board”), by unanimous action of the independent directors, approved the Merger Agreement and recommends to shareholders that they vote in favor of the Merger.

The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company prior to the effective time of the Merger.  In addition, the Company has amended its Rights Agreement to permit the consummation of the transactions contemplated by the Merger Agreement.  The amendment to the Rights Agreement, which is filed herewith as Exhibit 4.1, is incorporated herein by reference.

Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses.  The closing of the Merger is subject to regulatory approval, satisfying the conditions of the proposed financing and other customary closing conditions, including the approval of the transaction by shareholders of the Company. Shareholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced.

Under the Merger Agreement, during the 45-day period ending on March 14, 2008, the Company may actively solicit additional offers from third parties.  Once this “go shop” period ends, the Company still has the ability to continue discussions with persons who have made an acquisition proposal and with whom the Company is engaged in discussions as of the expiration of the “go-shop” period, subject to certain terms set forth in the Merger Agreement.  In addition, the Company may respond to any unsolicited offers, in accordance with the terms and conditions of the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances, including (i) if the Board withdraws or modifies its recommendation of the Merger Agreement or (ii) the Company accepts a superior third-party proposal.  In connection with these events, the Company must payParent (a) a $15.0 million fee if the acquisition proposal forming the basis for termination is from a party that made its proposal during the “go shop” period and the termination event occurs by March 29, 2008 and (b) $20.0 million in other cases.  These amounts include any expense reimbursement.

In addition, the Company may terminate the Merger Agreement if, under certain limited circumstances involving a breach by Parent (including the failure to obtain its equity financing) or the proposed lenders, Parent fails to obtain its debt financing. Upon such termination, Parent must pay the Company a $15.0 million fee, including expenses.

            The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or Aurora. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. Investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Stockholders’ Agreement

On January 29, 2008, Parent and the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with each of the executive officers and directors of the Company, pursuant to which they have agreed, in their capacities as stockholders, upon the terms and subject to the conditions set forth in the Stockholders’ Agreement, to vote all shares of Common Stock held of record or beneficially owned by them in favor of the Merger, the adoption of the Merger Agreement, each other action contemplated by the Merger Agreement and any actions required in furtherance of the Merger and against the adoption of any third-party acquisition proposal.  The Stockholders’ Agreement terminates upon the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement and (iii) upon written notice by any of the individuals party to the Stockholders’ Agreement from and after any amendment, waiver or modification to the terms of the Merger Agreement that changes the form of, decreases the amount of, or alters in any material respect the timing of payment of the merger consideration.

The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Limited Guaranty

On January 29, 2008, Aurora Equity Partners III, L.P. and Aurora Overseas Equity Partners III, L.P. (each, a “Guarantor” and, collectively, the “Guarantors”) entered into a Limited Guaranty (the “Guaranty”) with the Company pursuant to which, among other things, each such Guarantor has unconditionally agreed to guarantee, on a several, and not joint, basis as set forth in the Guaranty, all of the obligations of Parent and Merger Sub under the Merger Agreement, up to a maximum amount equal to their pro rata share of $35.0 million.  The Guarantors are affiliates of Aurora.

The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Guaranty, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Important Additional Information and Where to Find It.

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) and mail to its shareholders a proxy statement, which will contain information about the Company, Aurora, Parent, Merger Sub, the Merger and related matters.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.  In addition to receiving the proxy statement from the Company by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company by contacting NuCO2 Inc., Attention, Eric M. Wechsler, General Counsel, 2800 S.E. Market Place, Stuart, Florida 34997. This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

The Company and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction.  Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 8.01.	Other Events.

On January 30, 2008, the Company issued a press release announcing the entry into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 29, 2008, among NuCO2 Acquisition Corp., NuCO2 Merger Co. and NuCO2 Inc.

4.1	Amendment to Rights Agreement, dated as ofJanuary 29, 2008, between NuCO2 Inc. and Continental Stock Transfer & Trust Company

10.1	Stockholders’ Agreement, dated as of January 29, 2008, among NuCO2 Acquisition Corp., NuCO2 Inc. and the stockholders named therein

10.2	Limited Guaranty, dated as of January 29, 2008, among Aurora Equity Partners III, L.P., Aurora Overseas Equity Partners III, L.P. and NuCO2 Inc.

99.1	Press release dated January 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCO2 INC.

Date: January 30, 2008	By:	/s/ Eric M. Wechsler
Eric M. Wechsler
General Counsel

EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: January 29, 2008

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 29, 2008, among NuCO2 Acquisition Corp., NuCO2 Merger Co. and NuCO2 Inc.

4.1	Amendment to Rights Agreement, dated as of January 29, 2008, between NuCO2 Inc. and Continental Stock Transfer & Trust Company

10.1	Stockholders’ Agreement, dated as of January 29, 2008, among NuCO2 Acquisition Corp., NuCO2 Inc. and the stockholders named therein

10.2	Limited Guaranty, dated as of January 29, 2008, among Aurora Equity Partners III, L.P., Aurora Overseas Equity Partners III, L.P. and NuCO2 Inc.

99.1	Press release dated January 30, 2008